Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 20, 1996, which appears on page F-2 of the GeoScience Corporation Registration Statement on Form S-1 (No. 333-2986). We also hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 25, 1996, which appears on page F-18 of the GeoScience Corporation Registration Statement of Form S-1 (No. 333-2986).


PRICE WATERHOUSE LLP
Houston, Texas
October 22, 1996